UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2005

(Date of report; date of

earliest event reported)

Commission file number: 333-109950

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XI

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01    EXHIBITS

4.1	Indenture between Superior Wholesale Inventory Financing Trust XI (the “Trust”) and the Bank of New York, as Indenture Trustee, dated as of February 24, 2005.

4.2	Trust Agreement between Wholesale Auto Receivables Corporation, as Seller, and Chase Manhattan Bank U.S.A, National Association, as Owner Trustee, dated as of February 24, 2005.

4.3	Pooling and Servicing Agreement between General Motors Acceptance Corporation and Wholesale Auto Receivables Corporation, dated as of February 24, 2005.

4.4	Officer’s Issuance Certificate for Series 2005-A Floating Rate Asset Backed Term Notes, dated as of February 24, 2005.

4.5	Officer’s Issuance Certificate for Series 2005-RN1 Class A Floating Rate Asset Backed Revolving Note, dated as of February 24, 2005.

4.6	Officer’s Issuance Certificate for Series 2005-RN2 Class A Floating Rate Asset Backed Revolving Note, dated as of February 24, 2005.

4.7	Certificate Issuance Order for Series 2005-A Floating Rate Asset Backed Certificates, dated as of February 24, 2005.

99.1	Trust Sale and Servicing Agreement among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as the Seller and Superior Wholesale Inventory Financing Trust XI, as the Issuer, dated as of February 24, 2005.

99.2	Custodian Agreement between General Motors Acceptance Corporation, as Custodian, and Wholesale Auto Receivables Corporation, as Seller, dated as of February 24, 2005.

99.3	Administration Agreement among Superior Wholesale Inventory Financing Trust XI, as Issuer and General Motors Acceptance Corporation, as Administrator, and the Bank of New York, as Indenture Trustee, dated as of February 24, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XI

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION
(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: March 2, 2005		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr. Vice President—Finance and Chief Financial Officer of GMAC North American Operations